EXHIBIT 5

                        [LETTERHEAD OF BAKER & DANIELS]



June 5, 1998



Board of Directors
National City Bancshares, Inc.
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868

Ladies and Gentlemen:

   We have acted as counsel to National City Bancshares, Inc., an Indiana corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), being concurrently filed by the Company with the Securities and Exchange Commission (the "SEC") relating to the offering of shares of the Company's Common Stock, without par value (the "Common Stock"), pursuant to the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") set forth in the Registration Statement. Capitalized terms not defined herein shall have the meaning assigned to them in the Registration Statement.

   We have examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

   Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock offered as set forth in the Registration Statement, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

   To the extent that laws other than the laws of the State of Indiana or the federal laws of the United States are applicable to any of the transactions, agreements, or instruments referred to herein, we express no opinion on such laws.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an indication that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act or the Rules and Regulations of the SEC promulgated thereunder.


                                          Very truly yours,

                                          /s/ Baker & Daniels